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Exhibit 99.1
Telos Corporation Announces First Quarter Results:
Delivers $50.2 Million of Revenue and Expands Gross Margin by Over 1,100 Basis Points Year over Year; Turns Cash Flow Positive for the Trailing Twelve Month Period
–Delivers Revenue of $50.2 Million, Above High End of Guidance Range
–Increased Gross Profit 30% Year over Year to $18.9 Million; Expanded Gross Margin Over 1,100 Basis Points Year over Year to 37.6%
–Generated $14.4 Million of Cash Flow from Operations and $0.5 Million of Free Cash Flow for the Trailing Twelve-Month Period
–Reaffirming Full Year Guidance

Ashburn, Va. – May 10, 2022 – Telos® Corporation (NASDAQ: TLS), a leading provider of cyber, cloud and enterprise security solutions for the world’s most security-conscious organizations, today announced financial results for the first quarter 2022.

“We delivered $50.2 million of revenue in the first quarter of 2022, above the high end of our guidance range,” said John B. Wood, chairman and CEO, Telos. “Compared to the first quarter of 2021, we increased gross profit 30%, expanded gross margin by over 1,100 basis points, improved cash flow from operations by $7.1 million and free cash flow by $6.4 million. Additionally, we announced the launch of a new capability, Telos Advanced Cyber Analytics. I am pleased with our results and look forward to continued performance in 2022.”

First Quarter 2022 Financial Highlights (in millions, except per share data)

	1Q 2022	1Q 2021
Revenue	$50.2	$55.8
Gross Profit	$18.9	$14.5
Gross Margin	37.6%	26.0%
GAAP Net Loss	$(15.0)	$(14.8)
Adjusted Net Loss [1]	$(0.7)	$(0.1)
Enterprise EBITDA[1]	$(13.3)	$(12.1)
Adjusted EBITDA[1]	$1.0	$1.5
GAAP Net Loss per Share Attributable to Telos Corporation, Diluted	$(0.22)	$(0.23)
Adjusted EPS [1]	$(0.01)	$—
Weighted-average Shares of Common Stock Outstanding, Diluted	67.6	64.6
Cash Flow from Operations	$0.2	$(6.9)
Free Cash Flow [1]	$(3.1)	$(9.5)
1 Adjusted EBITDA, Enterprise EBITDA, Adjusted Net Loss, Adjusted EPS and Free Cash Flow are non-GAAP financial measures. Refer to "Non-GAAP Financial Measures" below.

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Selected First Quarter Business Highlights:

Telos Advanced Cyber Analytics (Telos ACA) Solution Launch
•Telos ACA offers unique capabilities that will address critical, unmet needs within today’s cybersecurity environment. With Telos ACA, customers can,
•In near real-time:
▪Detect malicious activity,
▪Uncover and identify previously unknown attacks and new malicious behavior, and
▪Enhance network protections.
•Over the near term:
▪Attribute and geolocate malicious cyber activities, and
▪Assist in the attribution of events of concern with actionable information.
•Telos ACA provides the C-Suite with sophisticated capabilities and comprehensive analytics with minimal financial and technical barriers to adoption.

New Business Activities
•Telos received several key new wins and renewals including the U.S. Air Force, the U.S. State Department, EY, Amazon Web Services, the National Geospatial-Intelligence Agency and the National Security Agency, among others. Additionally, the Company began a new relationship with a foreign government customer to implement and utilize Xacta.

Partner Enhancements
•The Company announced a partnership with Carahsoft Technology Corporation, the Trusted Government IT Solutions Provider®, to extend the reach of Telos’ security solutions to the public sector. Under the agreement, Carahsoft will serve as one of Telos’ public sector solutions distributors, making the Company’s industry-leading virtual obfuscation network-as-a-service, cyber risk management and compliance automation tools available to federal agencies, as well as the state, local and education markets.

Financial Outlook:

	2Q 2022[2]	Full Year 2022[2]
Revenue	$50 - $54 Million	$226 - $257 Million
YoY Growth	(7%) – 1%	(7%) - 6%
Adjusted EBITDA[1]	($2.0) - $2.0 Million	$21 - $28 Million
1 Adjusted EBITDA is a non-GAAP financial measure. Refer to "Non-GAAP Financial Measures" below.
2 2Q 2022 guidance does not include revenue from the TSA PreCheck program. Full year 2022 guidance includes $31 million of gross revenue or $12 million of net revenue from the TSA PreCheck program in the high end of guidance.

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This guidance consists of forward-looking statements and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause the Company’s actual results to differ materially from these forward-looking statements. Adjusted EBITDA is a non-GAAP financial measure. The Company has not provided the most directly comparable GAAP measure to this forward-looking non-GAAP financial measure because certain items are out of the Company’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking Adjusted EBITDA is not available without unreasonable effort.

Webcast Information
Telos will host a live webcast to discuss its first quarter 2022 financial results at 8:30 a.m. Eastern Time today, May 10, 2022. To access the webcast, visit https://edge.media-server.com/mmc/p/m9gpyrm4. Related presentation materials will be made available on the Investors section of the Company’s website at https://investors.telos.com. In addition, an archived webcast will be available approximately two hours after the conclusion of the live event on the Investors section of the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Reports on Form 10-Q, as well as future filings and reports by the Company, copies of which are available at https://investors.telos.com and on the SEC’s website at www.sec.gov.

Although the Company bases these forward-looking statements on assumptions that they believe are reasonable when made, they caution the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. Given these risks, uncertainties and other factors, many of which are beyond its control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

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Non-GAAP Financial Measures
In addition to Telos’ results determined in accordance with U.S. GAAP, Telos believes the non-GAAP financial measures of Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Earnings Per Share ("EPS") and Free Cash Flow are useful in evaluating operating performance. Telos believes that this non-GAAP financial information, when taken collectively with GAAP results, may be helpful to readers of the financial statements because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

The Company used the following non-GAAP financial measures were used to understand and evaluate Telos’ core operating performance and trends, to prepare and approve the Company’s annual budget, to develop short-term and long-term operating plans, and to evaluate the performance of certain management personnel when determining incentive compensation. Telos believes these non-GAAP financial measures facilitate the comparison of the Company’s operating performance on a consistent basis between periods by excluding certain items that may, or could, have a disproportionately positive or negative impact on the Company’s results of operations in any particular period. When viewed in combination with the Company’s results prepared in accordance with GAAP, these non-GAAP financial measures help provide a broader picture of factors and trends affecting the Company’s results of operations.
Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow are supplemental measures of operating performance that are not made under GAAP and do not represent, and should not be considered as an alternative to, net income (loss), earnings per share or net cash flows provided by operating activities, as determined by GAAP.
The Company defines Enterprise EBITDA as net (loss) income attributable to Telos Corporation, adjusted for net income attributable to non-controlling interest, non-operating (income) expense, interest expense, provision for (benefit from) income taxes, and depreciation and amortization. The Company defines Adjusted EBITDA as Enterprise EBITDA, adjusted for transaction gains/losses/expenses related to the Company's IPO and stock-based compensation expense. The Company defines Adjusted Net Income (Loss) as net income (loss) attributable to Telos Corporation, adjusted for non-operating expense (income), transaction-related gains/losses/expenses, and stock-based compensation expense. The Company defines Adjusted EPS as Adjusted Net Income (Loss) divided by the weighted-average number of common shares outstanding for the period. Free cash flow is defined as net cash provided by or used in operating activities, less purchases of property and equipment and capitalized software development costs.

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Each of Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow has limitations as an analytical tool, and you should not consider any of them in isolation, or as a substitute for analysis of results as reported under GAAP. Among other limitations, each of Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow does not reflect future requirements for capital expenditures or contractual commitments, does not reflect the impact of certain cash charges resulting from matters considered not to be indicative of ongoing operations, and does not reflect income tax expense or benefit. Other companies in the Company’s industry may calculate Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS and Free Cash Flow differently than Telos does, which limits its usefulness as a comparative measure. Because of these limitations, neither Enterprise EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted EPS nor Free Cash Flow should be considered as a replacement for net income (loss), earnings per share or net cash flows provided by operating activities, as determined by GAAP, or as a measure of profitability. Telos compensates for these limitations by relying primarily on the Company’s GAAP results and using non-GAAP measures only for supplemental purposes.

About Telos Corporation
Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with solutions for continuous security assurance of individuals, systems, and information. Telos’ offerings include cybersecurity solutions for IT risk management and information security; cloud security solutions to protect cloud-based assets and enable continuous compliance with industry and government security standards; and enterprise security solutions for identity and access management, secure mobility, organizational messaging, and network management and defense. The Company serves commercial enterprises, regulated industries and government customers around the world.

###
Media:
media@telos.com

Investors:
InvestorRelations@telos.com

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TELOS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands, except earnings per share data)

	Three Months Ended March 31,
	2022	2021
Revenue
Services	$48,108	$52,058
Products	2,052	3,699
	50,160	55,757
Costs and expenses
Cost of sales - Services	29,731	39,490
Cost of sales - Products	1,558	1,798
	31,289	41,288
Selling, general and administrative expenses
Sales and marketing	5,252	3,826
Research and development	5,430	4,061
General and administrative	22,923	20,076
	33,605	27,963
Operating loss	(14,734)	(13,494)
Other income (expense)
Other income (expense)	12	(1,054)
Interest expense	(190)	(196)
Loss before income taxes	(14,912)	(14,744)
Provision for income taxes	(71)	(34)
Net loss	$(14,983)	$(14,778)
Net loss per share, basic	$(0.22)	$(0.23)
Net loss per share, diluted	$(0.22)	$(0.23)
Weighted-average number of common shares outstanding, basic	67,559	64,625
Weighted-average number of common shares outstanding, diluted	67,559	64,625

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TELOS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and par value data)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$120,233	$126,562
Accounts receivable, net of reserve of $211 and $116, respectively	57,734	59,844
Inventories, net of obsolescence reserve of $773 and $861, respectively	2,097	1,247
Prepaid expenses	4,898	3,329
Other current assets	2,773	732
Total current assets	187,735	191,714
Property and equipment, net of accumulated depreciation and amortization of $34,826 and $34,057, respectively	14,823	15,141
Operating lease right-of-use assets	705	852
Goodwill	17,922	17,922
Intangible assets, net	21,613	19,199
Other assets	1,223	1,253
Total assets	$244,021	$246,081
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other accrued liabilities	35,223	34,548
Accrued compensation and benefits	8,702	6,557
Contract liabilities	7,036	6,381
Finance lease obligations – short-term	1,493	1,461
Operating lease obligations – short-term	517	564
Other current liabilities	2,082	1,430
Total current liabilities	55,053	50,941

Finance lease obligations – long-term	12,457	12,840
Operating lease liabilities – long-term	275	388
Deferred income taxes	735	723
Other liabilities	440	935
Total liabilities	68,960	65,827

Commitments and contingencies

Stockholders’ equity
Common stock, $0.001 par value, 250,000,000 shares authorized, 67,867,500 shares and 66,767,450 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	106	105
Additional paid-in capital	376,913	367,153
Accumulated other comprehensive income	2	(27)
Accumulated deficit	(201,960)	(186,977)
Total stockholders’ equity	175,061	180,254
Total liabilities and stockholders’ equity	$244,021	$246,081

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TELOS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(amounts in thousands)

	Three Months Ended March 31,
	2022	2021
Operating activities:
Net loss	$(14,983)	$(14,778)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Stock-based compensation	14,298	13,670
Depreciation and amortization	1,405	1,360
Deferred income tax provision	12	9
Accretion of discount on acquisition holdback	12	—
Other noncash items	7	5
Changes in other operating assets and liabilities	(502)	(7,148)
Cash provided by (used in) operating activities	249	(6,882)

Investing activities:
Capitalized software development costs	(2,795)	(2,165)
Purchases of property and equipment	(546)	(480)
Cash used in investing activities	(3,341)	(2,645)

Financing activities:
Payments under finance lease obligations	(351)	(321)
Payment of tax withholding related to net share settlement of equity awards	(2,886)	—
Distribution to Telos ID Class B member - non-controlling interest	—	(2,436)
Cash used in financing activities	(3,237)	(2,757)

Decrease in cash and cash equivalents	(6,329)	(12,284)
Cash and cash equivalents, beginning of period	126,562	106,045

Cash and cash equivalents, end of period	$120,233	$93,761

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$179	$196

Supplemental disclosures of non-cash investing activity:
Operating lease ROU assets obtained in exchange for operating lease liabilities	$147	$160

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Enterprise EBITDA and Adjusted EBITDA (Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2022	2021
Net loss	$(14,983)	$(14,778)
Adjustments:
Non-operating (income) expense	(12)	1,054
Interest expense	190	196
Provision for income taxes	71	34
Depreciation and amortization	1,405	1,360
Enterprise EBITDA	(13,329)	(12,134)
Stock-based compensation expense (1)	$14,298	$13,670
Adjusted EBITDA	$969	$1,536

(1) The Stock-based Compensation adjustment to EBITDA as of March 31, 2022 is made up of $12.6 million stock-based compensation expense for the awarded RSUs and PSUs, and $1.7 million of other sources of stock-based compensation expense. The other sources of stock-based compensation consists of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, it is the Company’s discretion as to whether this compensation will ultimately be paid in stock or cash. The Company has the right to dictate the form of these payments up until the date at which they are paid. Any change to the expected payment form would result in out of quarter adjustments to this add back to Adjusted EBITDA.

Adjusted Net Income (Loss) and Adjusted EPS (Unaudited)

	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021
	Net Loss	Diluted Earnings Per Share	Net Loss	Diluted Earnings Per Share
	(in thousands)		(in thousands)
Reported GAAP measure	$(14,983)	$(0.22)	$(14,778)	$(0.23)
Adjustments:
Non-operating (income) expense	(12)	—	1,054	0.02
Stock-based compensation expense (2)	14,298	0.21	13,670	0.21
Adjusted non-GAAP measure	$(697)	$(0.01)	$(54)	$—
Weighted-average shares of common stock outstanding	67,559		64,625

(2) The Stock-based Compensation adjustment to Net Loss as of March 31, 2022 is made up of $12.6 million stock-based compensation expense for the awarded RSUs and PSUs, and $1.7 million of other sources of stock-based compensation expense. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company’s common stock. However, it is the Company's discretion as to whether this compensation will ultimately be paid in stock or cash. The Company has the right to dictate the form of these payments up until the date at which they are paid. Any change to the expected form of payment would result in out of quarter adjustments to this add back to Adjusted Net Loss.

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Free Cash Flow (Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2022	2021
Net cash flows provided by (used in) operating activities	$249	$(6,882)
Adjustments:
Purchases of property and equipment	(546)	(480)
Capitalized software development costs	(2,795)	(2,165)
Free cash flow	$(3,092)	$(9,527)

Trailing 12 Months Free Cash Flow (Unaudited, amounts in thousands)

	2020			2021				2022
	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Net income (loss)	$3,072	$2,494	$2,735	$(14,778)	$(17,644)	$(5,222)	$(5,490)	$(14,983)
Stock-based compensation	—	4	—	13,670	21,336	12,372	12,853	14,298
Subtotal	3,072	2,498	2,735	(1,108)	3,692	7,150	7,363	(685)
Dividends from preferred stock recorded as interest expense	955	956	517	—	—	—	—	—
Depreciation and amortization	1,345	1,284	1,335	1,360	1,404	1,459	1,401	1,405
Change in WC, taxes and non-cash items	(6,276)	6,380	(18,648)	(7,134)	(1,568)	4,382	(11,139)	(471)
Cash flow from operating activities	(904)	11,118	(14,061)	(6,882)	3,528	12,991	(2,375)	249
Capitalization of software development	(1,652)	(2,300)	(1,222)	(2,165)	(1,498)	(3,009)	(3,296)	(2,795)
Purchases of property and equipment	(122)	(292)	(156)	(480)	(590)	(575)	(1,556)	(546)
CAPEX - (outflow) inflow	(1,774)	(2,592)	(1,378)	(2,645)	(2,088)	(3,584)	(4,852)	(3,341)
Free cash flow	$(2,678)	$8,526	$(15,439)	$(9,527)	$1,440	$9,407	$(7,227)	$(3,092)

Trailing 12 months free cash flow				$(19,118)	$(15,000)	$(14,119)	$(5,907)	$528